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                                                                    EXHIBIT 23.7


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Titan Corporation pertaining to The Titan Corporation 2000 Employee Stock Purchase Plan and The Titan Corporation 2000 Employee and Director Stock Option and Incentive Plan of our report dated March 24, 2000, with respect to the consolidated financial statements of AverStar, Inc. for the years ended December 31, 1999 and 1998 and the ten-month period ended December 31, 1997, included in the Current Report on Form 8-K of The Titan Corporation, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Boston, Massachusetts
July 5, 2000